Exhibit 5.1

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

December 22, 2021
Blue Bird Corporation
3920 Arkwright Road, Suite 200
Macon, Georgia 31210

Ladies and Gentlemen:

We have acted as counsel to Blue Bird Corporation, a Delaware corporation (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering and sale by one or more stockholders of the Company named in the prospectus included in the Registration Statement (the “Selling Stockholders”) from time to time of up to an aggregate of 14,217,650 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement on Form S-3, filed by the Company on December 22, 2021 (the “Registration Statement”), including the prospectus, dated December 22, 2021, which forms a part of the Registration Statement; (ii) the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), incorporated by reference as Exhibit 3.1 of the Registration Statement; (iii) the Bylaws of the Company, incorporated by reference as Exhibit 3.2 to the Registration Statement; (iv) the Purchase and Sale Agreement, dated as of May 26, 2016, by and among the Company, The Traxis Group B.V. (“Traxis”) and ASP BB Holdings LLC, incorporated by reference as Exhibit 10.1 to the Registration Statement; (v) the Registration Rights Agreement, dated as of February 24, 2015, by and among the Company, Traxis and the investors named therein, incorporated by reference as Exhibit 10.2 to the Registration Statement; (vi) the Subscription Agreement dated December 15, 2021, by and among the Company, Coliseum Capital Partners, L.P. (“Coliseum) and Blackwell Partners LLC – Series A (“Blackwell”), incorporated by reference as Exhibit 10.3 to the Registration Statement; (vii) the Amendment and Joinder to Registration Rights Agreement, entered into as of December 15, 2021, by and among the Company, ASP BB Holdings LLC (as Transferee of Traxis), Coliseum and Blackwell, incorporated by reference as Exhibit 10.4 to the Registration Statement; and (viii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on and subject to the foregoing, we advise you that in our opinion the Shares are validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP